Exhibit 99.1

Linde Reports Second-Quarter 2019 Results

Financial Highlights

➢ Sales $7.2 billion, ex. FX +4% versus prior year and +5% sequentially
➢ Operating profit margin 9.3%, adjusted pro forma operating profit margin 18.4%
➢ EPS $0.94, adjusted pro forma EPS $1.83
➢ Raised full-year adjusted pro forma EPS guidance to $6.95 - $7.18*
➢ Increased sale of gas backlog to $4.7 billion

Guildford, UK, August 5, 2019 – Linde plc (NYSE: LIN; FWB: LIN) today reported second-quarter income from continuing operations of $513 million and diluted earnings per share of $0.94. Excluding Linde AG purchase accounting impacts and other charges, adjusted pro forma income from continuing operations was $1,000 million, up 11% versus prior year adjusted pro forma and 8% sequentially. Adjusted pro forma earnings per share was $1.83, 12% above the prior year and 8% sequentially.

Linde’s sales for the second quarter were $7,204 million. Pro forma sales were $7,179 million, in line with the prior year. Excluding unfavorable currency translation effects, sales increased 4% driven by volume and price each growing 2%. Volume growth was evenly split between base business and project startups while price improved across all geographic segments. Sales sequentially increased 4% driven by 4% higher volumes and 1% price, partially offset by 1% currency headwind.

Second quarter reported operating profit of $669 million was 3% below the prior-year quarter, primarily due to the impact of purchase accounting. On an adjusted pro forma basis, operating profit of $1,319 million was 6% above prior year or 10% when excluding unfavorable currency.

During the second quarter, the company paid $474 million of dividends and repurchased $498 million of stock, net of issuance.

Commenting on the financial results, Chief Executive Officer Steve Angel said, “Linde employees delivered strong financial results by improving operating profit margins to drive 12% EPS growth and securing a record project backlog of $4.7 billion. As we look towards the remainder of the year, I’m confident we will deliver on our commitments to create shareholder value irrespective of the economic environment.”

For full-year 2019, Linde expects adjusted pro forma diluted earnings per share to be in the range of $6.95 to $7.18 which represents an increase of 12% to 16% versus prior year. This range includes an estimated currency headwind of 3%.

Following is additional detail on second quarter 2019 pro forma results for each segment.
Americas sales of $2,779 million were 4% higher versus prior-year quarter and 3% higher sequentially. Compared with the first quarter of 2019, volume and price increased 3% and 1% respectively, while currency was unfavorable by 1%. Operating profit of $646 million was 23.2% of sales.

APAC (Asia Pacific) sales of $1,488 million decreased 2% from prior year but increased 4% sequentially. Excluding negative currency, sales grew 4% versus the prior year and 5% sequentially. Sequentially, price improved 1% and volumes increased 4% primarily driven by seasonal effects in Australia and China. Operating profit of $304 million was 20.4% of sales.

EMEA (Europe, Middle East & Africa) sales of $1,673 million were up 1% versus both the prior year and sequentially excluding unfavorable currency. Compared with the first quarter of 2019, volume increased 1% and price was flat. Operating profit of $332 million was 19.8% of sales.

Linde Engineering sales were $752 million and operating profit was $99 million or 13.2% of sales. Operating profit grew 27% versus prior year and sequentially due to strong project execution and cost management.

A teleconference on Linde’s second-quarter results is being held this morning, August 5, 2019 at 9:00 am Eastern Time. The US Toll-Free Dial-In Number is 1 855 758 5442 and the access code is 7264748. The call is also available as a webcast live and on-demand at www.linde.com/investors. Materials to be used in the teleconference are also available on the website.

About Linde
Linde is a leading industrial gases and engineering company with 2018 pro forma sales of USD 28 billion (EUR 24 billion). The company employs approximately 80,000 people globally and serves customers in more than 100 countries worldwide. Linde delivers innovative and sustainable solutions to its customers and creates long-term value for all stakeholders. The company is making our world more productive by providing products, technologies and services that help customers improve their economic and environmental performance in a connected world.

For more information about the company, please visit www.linde.com

Proforma sales and adjusted operating profit and earnings per share are non-GAAP measures prepared on a basis consistent with Article 11 and includes certain non-GAAP adjustments. See pages 9 to 15 for reconciliations.

See the attachments for a summary of pro forma, adjusted pro forma and non-GAAP reconciliations and calculations. Adjusted amounts, EBITDA, free cash flow and net debt are non-GAAP measures.

*Note: We are providing adjusted pro forma earnings per share (“EPS”) guidance for 2019. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance. At this time, we cannot provide a reconciliation of the differences between the non-GAAP adjusted pro forma EPS guidance and the corresponding GAAP EPS measure for 2019 without unreasonable effort such as (1) the impact of anticipated asset divestitures and (2) purchase accounting adjustments related to the business combination between Praxair and Linde AG. As such, these variables result in an EPS GAAP range that we believe is too large and variable to be meaningful.

Attachments: Summary pro forma and adjusted pro forma reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: 2019 and 2018 pro forma income statement information and non-GAAP Measures.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the ability to successfully integrate the Praxair and Linde AG businesses; regulatory or other limitations and requirements imposed as a result of the business combination of Praxair and Linde AG that could reduce anticipated benefits of the transaction; the risk that Linde plc may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates, including the impact of the U.S. Tax Cuts and Jobs Act of 2017; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from GAAP, IFRS or adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in “Item 1A Risk Factors” in Linde plc’s Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 18, 2019 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

LINDE PLC AND SUBSIDIARIES
SUMMARY PRO FORMA AND ADJUSTED PRO FORMA RECONCILIATIONS
(UNAUDITED)

On October 31, 2018, Praxair, Inc. and Linde AG, combined (the "Merger", or "Business Combination") under Linde plc (the "company"). Praxair, Inc. was the accounting acquirer and as a result historical periods prior to the merger date solely reflect the results of Praxair, Inc.

The following adjusted pro forma adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "PRO FORMA INCOME STATEMENT INFORMATION" and "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2019	2018	2019	2018	2019	2018	2019	2018
Quarter Ended June 30,
Reported GAAP amounts	$7,204	$3,044	$669	$689	$513	$480	$0.94	$1.65
Pro forma adjustments	(25)	4,134	59	29	48	77	0.09	(0.65)
Non-GAAP adjustments	—	—	591	528	439	348	0.80	0.63
Adjusted pro forma amounts	$7,179	$7,178	$1,319	$1,246	$1,000	$905	$1.83	$1.63

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2019	2018	2019	2018	2019	2018	2019	2018
Year To Date June 30,
Reported GAAP amounts	$14,148	$6,027	$1,278	$1,342	$948	$942	$1.73	$3.24
Pro forma adjustments	(55)	8,092	118	75	144	124	0.27	(1.32)
Non-GAAP adjustments	—	—	1,145	1,035	835	676	1.52	1.22
Adjusted pro forma amounts	$14,093	$14,119	$2,541	$2,452	$1,927	$1,742	$3.52	$3.14

LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year To Date
	June 30,		June 30,
	2019	2018	2019	2018

SALES	$7,204	$3,044	$14,148	$6,027
Cost of sales	4,280	1,706	8,396	3,367
Selling, general and administrative	884	307	1,763	617
Depreciation and amortization	1,195	311	2,418	622
Research and development	45	24	91	48
Cost reduction programs and other charges	141	24	230	43
Other income (expense) - net	10	17	28	12
OPERATING PROFIT	669	689	1,278	1,342
Interest expense - net	10	44	33	90
Net pension and OPEB cost (benefit), excluding service cost	(24)	2	(9)	4
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INVESTMENTS	683	643	1,254	1,248
Income taxes	169	158	309	306
INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY INVESTMENTS	514	485	945	942
Income from equity investments	28	14	62	29
INCOME FROM CONTINUING OPERATIONS (INCLUDING NONCONTROLLING INTERESTS)	542	499	1,007	971
Add: income from discontinued operations, net of tax	9	—	98	—
INCOME (INCLUDING NONCONTROLLING INTERESTS)	551	499	1,105	971
Less: noncontrolling interests from continuing operations	(29)	(19)	(59)	(29)
Less: noncontrolling interests from discontinued operations	—	—	(7)	—
NET INCOME - LINDE PLC	$522	$480	$1,039	$942

NET INCOME - LINDE PLC
Income from continuing operations	$513	$480	$948	$942
Income from discontinued operations	$9	$—	$91	$—

PER SHARE DATA - LINDE PLC SHAREHOLDERS

Basic earnings per share from continuing operations	$0.95	$1.67	$1.74	$3.27
Basic earnings per share from discontinued operations	0.02	—	0.17	—
Basic earnings per share	$0.97	$1.67	$1.91	$3.27

Diluted earnings per share from continuing operations	0.94	1.65	1.73	3.24
Diluted earnings per share from discontinued operations	0.02	—	0.17	—
Diluted earnings per share	$0.96	$1.65	$1.90	$3.24

Cash dividends	$0.875	$0.825	$1.75	$1.65

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	542,561	287,803	544,033	287,654
Diluted shares outstanding (000's)	546,488	290,908	547,771	290,926

Note: See page 9 for a reconciliation to adjusted amounts which are Non-GAAP.

LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Millions of dollars)
(UNAUDITED)

	June 30,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$2,686	$4,466
Accounts receivable - net	4,483	4,297
Contract assets	405	283
Inventories	1,708	1,651
Assets held for sale	283	5,498
Prepaid and other current assets	1,116	1,077
TOTAL CURRENT ASSETS	10,681	17,272
Property, plant and equipment - net	29,540	29,717
Goodwill	26,947	26,874
Other intangibles - net	15,804	16,223
Other long-term assets	4,217	3,300
TOTAL ASSETS	$87,189	$93,386

LIABILITIES AND EQUITY
Accounts payable	$3,358	$3,219
Short-term debt	1,475	1,485
Current portion of long-term debt	227	1,523
Contract liabilities	1,682	1,546
Liabilities of assets held for sale	11	768
Other current liabilities	3,768	4,415
TOTAL CURRENT LIABILITIES	10,521	12,956
Long-term debt	12,255	12,288
Other long-term liabilities	11,519	11,046
TOTAL LIABILITIES	34,295	36,290

REDEEMABLE NONCONTROLLING INTERESTS	15	16

LINDE PLC SHAREHOLDERS' EQUITY:
Common stock	1	1
Additional paid-in capital	40,157	40,151
Retained earnings	16,555	16,529
Accumulated other comprehensive income (loss)	(4,377)	(4,456)
Less: Treasury stock, at cost	(1,772)	(629)
Total Linde plc Shareholders' Equity	50,564	51,596
Noncontrolling interests	2,315	5,484
TOTAL EQUITY	52,879	57,080
TOTAL LIABILITIES AND EQUITY	$87,189	$93,386

LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2019	2018	2019	2018
OPERATIONS
Net income - Linde plc	$522	$480	$1,039	$942
Less: income from discontinued operations, net of tax and noncontrolling interests	(9)	—	(91)	—
Add: noncontrolling interests	29	19	59	29
Net income (including noncontrolling interests)	$542	499	$1,007	971

Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction programs and other charges, net of payments (a)	(119)	1	(286)	15
Depreciation and amortization	1,195	311	2,418	622
Accounts receivable	(132)	(65)	(188)	(147)
Contract assets and liabilities, net	(19)	—	(103)	—
Inventory	(41)	(8)	(73)	(10)
Payables and accruals	(216)	61	(247)	(6)
Pension contributions	(25)	(6)	(43)	(10)
Deferred income taxes and other	(180)	(3)	(412)	43
Net cash provided by operating activities	$1,005	$790	$2,073	$1,478

INVESTING
Capital expenditures	(865)	(351)	(1,708)	(676)
Acquisitions, net of cash acquired	12	—	(140)	—
Divestitures and asset sales	1,234	62	4,689	69
Net cash used for investing activities	$381	$(289)	$2,841	$(607)

FINANCING
Debt increase (decrease) - net	(250)	(277)	(1,277)	(492)
Issuances of ordinary shares	27	15	55	44
Purchases of ordinary shares	(525)	(1)	(1,250)	(1)
Cash dividends - Linde plc shareholders	(474)	(237)	(951)	(474)
Noncontrolling interest transactions and other (b)	(3,212)	(16)	(3,222)	(22)
Net cash provided by (used for) financing activities	$(4,434)	$(516)	$(6,645)	$(945)

DISCONTINUED OPERATIONS
Cash provided by operating activities	7	—	70	—
Cash provided by investing activities	(1)	—	(59)	—
Cash provided by financing activities	—	—	5	—
Net cash provided by (used for) discontinued operations	$6	$—	$16	$—

Effect of exchange rate changes on cash and cash equivalents	(57)	(51)	(49)	(64)

Change in cash and cash equivalents	(3,099)	(66)	(1,764)	(138)
Cash and cash equivalents, beginning-of-period	5,791	545	4,466	617
Cash and cash equivalents, including discontinued operations	$2,692	$479	$2,702	$479
Cash and cash equivalents of discontinued operations	(6)	—	(16)	—
Cash and cash equivalents, end-of-period	$2,686	$479	$2,686	$479

(a)
Cost reduction programs and other charges cash outflows for the 2019 quarter were $260 million ($516 million for the six months ended June 31, 2019), reflected in the condensed consolidated statement of cash flows as follows: $141 million ($230 million for the six months ended June 31, 2019) included within "Net income - Linde plc", and $119 million ($286 million of the six months ended June 31, 2019) included within "Adjustments to reconcile net income to net cash provided by operating activities".
(b)
Noncontrolling interest transactions and other for the 2019 second quarter includes approximately $3.2 billion related to the cash merger squeeze-out of the 8% Linde AG shares which were not tendered in the exchange offer.

LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Reported		Pro Forma (b)
	Quarter Ended June 30,		Quarter Ended June 30,
	2019	2018 (a)	2019	2018 (a)
SALES
Americas	$2,779	$1,865	$2,779	$2,660
EMEA	1,673	435	1,673	1,778
APAC	1,513	460	1,488	1,517
Engineering	752	—	752	778
Other	487	284	487	445
Segment sales	$7,204	$3,044	$7,179	$7,178

OPERATING PROFIT
Americas	$646	$510	$646	$630
EMEA	332	93	332	353
APAC	310	108	304	271
Engineering	99	—	99	78
Other	(62)	2	(62)	(86)
Segment operating profit	$1,325	$713	$1,319	$1,246
Cost reduction programs and other charges	(141)	(24)
Purchase accounting impacts - Linde AG	(515)	—
Total operating profit	$669	$689

	Reported		Pro Forma (b)
	Year to Date June 30,		Year to Date June 30,
	2019	2018 (a)	2019	2018 (a)
SALES
Americas	$5,485	$3,715	5,481	$5,228
EMEA	3,355	850	3,355	3,592
APAC	2,965	895	2,915	2,964
Engineering	1,388	—	1,388	1,441
Other	955	567	954	894
Segment sales	$14,148	$6,027	$14,093	$14,119

OPERATING PROFIT
Americas	$1,231	$993	$1,230	$1,202
EMEA	679	180	679	740
APAC	588	214	577	527
Engineering	177	—	177	139
Other	(121)	(2)	(122)	(156)
Segment operating profit	$2,554	$1,385	$2,541	$2,452
Cost reduction programs and other charges	(230)	(43)
Purchase accounting impacts - Linde AG	(1,046)	—
Total operating profit	$1,278	$1,342

(a)
As a result of the merger and effective with the lifting of the hold separate order, effective March 1, 2019, new reportable segments were created. All periods presented were recast to conform to the new segment structure.
(b)
See pro forma income statement information starting on page 9.

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED JUNE 30, 2019 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

To assist with a discussion of the 2019 and 2018 results on a comparable basis, certain supplemental unaudited pro forma income statement information is provided on both a consolidated and segment basis. The pro forma information has been prepared on a basis consistent with Article 11 of Regulation S-X, assuming the Merger and merger-related divestitures had been consummated on January 1, 2017. In preparing this pro forma information, the historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Business Combination and other transactions presented herein, such as the merger-related divestitures, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined entity’s consolidated results. The pro forma information is based on management's assumptions and is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the Business Combination and merger-related divestitures had occurred as of the dates indicated or what the results would be for any future periods. Also, the pro forma information does not include the impact of any revenue, cost or other operating synergies that may result from the Business Combination or any related restructuring costs. The unaudited pro forma income statement has been presented for informational purposes only and is not necessarily indicative of what Linde plc's results of operation actually would have been had the Merger been completed on January 1, 2017. In addition, the unaudited pro forma income statement does not purport to project the future operating results of the company.

	Pro forma Income Statement Information
		Pro forma Adjustments
	Linde plc Reported	Divestitures (a)	Other	Total	Pro Forma
Sales	$7,204	$(25)	$—	$(25)	$7,179
Cost of sales, exclusive of depreciation	4,280	(19)		(19)	4,261
Selling, general and administrative	884	—		—	884
As a % of Sales	12.3%				12.3%
Depreciation and amortization	1,195			—	1,195
Research and development	45			—	45
Cost reduction programs and other charges	141		(65)(b)	(65)	76
Other income (expense) - net	10			—	10
Operating profit	669	(6)	65	59	728
Operating margin	9.3%				10.1%

Net pension and OPEB cost (benefit), excluding service costs	(24)			—	(24)
Interest expense - net	10			—	10
Income taxes	169	(2)	13(c)	11	180
Effective Tax Rate	24.7%				24.3%
Income from equity investments	28			—	28
Noncontrolling interests from continuing operations	(29)			—	(29)
Income from continuing operations	$513	$(4)	$52	$48	$561
Diluted shares outstanding	546,488			546,488	546,488
Diluted EPS from continuing operations	$0.94			$0.09	$1.03

SEGMENT SALES
Americas	$2,779	$—	$—	$—	$2,779
EMEA	1,673			—	1,673
APAC	1,513	(25)		(25)	1,488
Engineering	752			—	752
Other	487	—		—	487
Segment sales	$7,204	$(25)	$—	$(25)	$7,179

SEGMENT OPERATING PROFIT
Americas	$646	$—	$—	$—	$646
EMEA	332			—	332
APAC	310	(6)		(6)	304
Engineering	99			—	99
Other	(62)	—		—	(62)
Segment operating profit	1,325	(6)	—	(6)	1,319
Cost reduction programs and other charges	(141)			—	(141)
Purchase accounting impacts - Linde AG	(515)			—	(515)
Total operating profit	$669	$(6)	$—	$(6)	$663

Pro Forma Adjustments:

(a)
To eliminate the results of Praxair's merger-related divestitures which are expected to be completed later in 2019.
(b)
To eliminate the transaction costs and other charges related to the Merger.
(c)
To eliminate the income tax impacts of the Other adjustments.

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED MARCH 31, 2019 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter to Date March 31, 2019
	Pro forma Income Statement Information
		Pro forma Adjustments
	Linde plc Reported	Divestitures (a)	Other	Total	Pro Forma
Sales	$6,944	$(30)	$—	$(30)	$6,914
Cost of sales, exclusive of depreciation	4,116	(22)	(10)(b)	(32)	4,084
Selling, general and administrative	879	(1)		(1)	878
As a % of Sales	12.7%				12.7%
Depreciation and amortization	1,223			—	1,223
Research and development	46			—	46
Cost reduction programs and other charges	89		(56)(c)	(56)	33
Other income (expense) - net	18			—	18
Operating profit	609	(7)	66	59	668
Operating margin	8.8%				9.7%

Net pension and OPEB cost (benefit), excluding service costs	15		(51)(d)	(51)	(36)
Interest expense - net	23			—	23
Income taxes	140	(2)	16(e)	14	154
Effective Tax Rate	24.5%				22.6%
Income from equity investments	34			—	34
Noncontrolling interests from continuing operations	(30)			—	(30)
Income from continuing operations	$435	$(5)	$101	$96	$531
Diluted shares outstanding	549,147			549,147	549,147
Diluted EPS from continuing operations	$0.79			$0.18	$0.97

SEGMENT SALES
Americas	$2,706	$(4)	$—	$(4)	$2,702
EMEA	1,682			—	1,682
APAC	1,452	(25)		(25)	1,427
Engineering	636			—	636
Other	468	(1)		(1)	467
Segment sales	$6,944	$(30)	$—	$(30)	$6,914

SEGMENT OPERATING PROFIT
Americas	$585	$(1)	$—	$(1)	$584
EMEA	347			—	347
APAC	278	(5)		(5)	273
Engineering	78			—	78
Other	(59)	(1)		(1)	(60)
Segment operating profit	1,229	(7)	—	(7)	1,222
Transaction costs and other charges	(89)			—	(89)
Purchase accounting impacts - Linde AG	(531)			—	(531)
Total operating profit	$609	$(7)	$—	$(7)	$602

Pro Forma Adjustments:
(a)
To eliminate the results of Praxair's merger-related divestitures which are expected to be completed later in 2019.
(b)
To eliminate the impact of the inventory step-up recorded in purchase accounting  for the merger. This item is nonrecurring in nature, directly attributable to the Merger and occurred within one year of the transaction.
(c)
To eliminate the transaction costs and other charges related to the Merger.
(d)
To eliminate pension settlement charges related to the Merger.
(e)
To eliminate the income tax impacts of the Other adjustments.

LINDE PLC AND SUBSIDIARIES
APPENDIX
YEAR TO DATE JUNE 30, 2019 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Pro forma Income Statement Information
		Pro forma Adjustments
	Linde plc Reported	Divestitures (a)	Other	Total	Pro Forma
Sales	$14,148	$(55)	$—	$(55)	$14,093
Cost of sales, exclusive of depreciation	8,396	(41)	(10)(b)	(51)	8,345
Selling, general and administrative	1,763	(1)		(1)	1,762
As a % of Sales	12.5%				12.5%
Depreciation and amortization	2,418			—	2,418
Research and development	91			—	91
Cost reduction programs and other charges	230		(121)(c)	(121)	109
Other income (expense) - net	28			—	28
Operating profit	1,278	(13)	131	118	1,396
Operating margin	9.0%				9.9%

Net pension and OPEB cost (benefit), excluding service costs	(9)		(51)(d)	(51)	(60)
Interest expense - net	33			—	33
Income taxes	309	(4)	29(e)	25	334
Effective Tax Rate	24.6%				23.5%
Income from equity investments	62			—	62
Noncontrolling interests from continuing operations	(59)			—	(59)
Income from continuing operations	$948	$(9)	$153	$144	$1,092
Diluted shares outstanding	547,771			547,771	547,771
Diluted EPS from continuing operations	$1.73			$0.27	$2.00

SEGMENT SALES
Americas	$5,485	$(4)	$—	$(4)	$5,481
EMEA	3,355			—	3,355
APAC	2,965	(50)		(50)	2,915
Engineering	1,388			—	1,388
Other	955	(1)		(1)	954
Segment sales	$14,148	$(55)	$—	$(55)	$14,093

SEGMENT OPERATING PROFIT
Americas	$1,231	$(1)	$—	$(1)	$1,230
EMEA	679				679
APAC	588	(11)		$(11)	577
Engineering	177				177
Other	(121)	(1)		$(1)	(122)
Segment operating profit	2,554	(13)	—	(13)	2,541
Cost reduction programs and other charges	(230)			$—	(230)
Purchase accounting impacts - Linde AG	(1,046)			—	(1,046)
Total operating profit	$1,278	$(13)	$—	$(13)	$1,265

Pro Forma Adjustments:
(a)
To eliminate the results of Praxair's merger-related divestitures which are expected to be completed later in 2019.
(b)
To eliminate the impact of the inventory step-up recorded in purchase accounting  for the merger. This item is nonrecurring in nature, directly attributable to the Merger and occurred within one year of the transaction.
(c)
To eliminate the transaction costs and other charges related to the Merger.
(d)
To eliminate pension settlement charges related to the Merger.
(e)
To eliminate the income tax impacts of the Other adjustments.

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED JUNE 30, 2018 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Pro forma Income Statement Information
	Pro forma Adjustments
	Praxair, Inc. (a)	Linde AG (b)	Divestitures (c)	Purchase Accounting (d)	Other	Total	Pro Forma Linde plc
Sales	$3,044	$5,175	$(1,015)	$—	$(26)(e)	$4,134	$7,178
Cost of sales, exclusive of depreciation	1,706	3,247	(605)		(26)(e)	2,616	4,322
Selling, general and administrative	307	741	(95)			646	953
As a % of Sales	10.0%						13.2%
Depreciation and amortization	311	459	(101)	558		916	1,227
Research and development	24	26				26	50
Cost reduction programs and other charges	24	45			(69)(f)	(24)	—
Other income (expense) - net	17	75				75	92
Operating profit	689	732	(214)	(558)	69	29	718
Operating margin	22.6%						10.0%

Net pension and OPEB cost (benefit), excluding service costs	2	(67)	—			(67)	(65)
Interest expense - net	44	34	(18)	(25)		(9)	35
Income taxes	158	185	(23)	(129)	5(g)	38	196
Effective Tax Rate	24.6%						26.2%
Income from equity investments	14	23	(9)	(16)		(2)	12
Noncontrolling interests from continuing operations	(19)	(36)	6	42		12	(7)
Income from continuing operations	$480	$567	$(176)	$(378)	$64	$77	$557
Diluted shares outstanding	290,908					264,243(h)	555,151
Diluted EPS from continuing operations	$1.65					$(0.65)(h)	$1.00

SEGMENT SALES
Americas	$1,865	$1,312	$(498)	$—	$(19)(e)	$795	$2,660
EMEA	435	1,756	(413)		—(e)	1,343	1,778
APAC	460	1,157	(94)		(6)(e)	1,057	1,517
Engineering	—	778	—		—	778	778
Other	284	172	(10)		(1)(e)	161	445
Segment sales	$3,044	$5,175	$(1,015)	$—	$(26)	$4,134	$7,178

SEGMENT OPERATING PROFIT
Americas	$510	$219	$(98)	$—	$(1)(i)	$120	$630
EMEA	93	354	(90)		(4)(i)	260	353
APAC	108	220	(24)		(33)(i)	163	271
Engineering	—	81	—		(3)(i)	78	78
Other	2	(97)	(2)		11(i)	(88)	(86)
Segment operating profit	713	777	(214)	—	(30)	533	1,246
Cost reduction programs and other charges	(24)	(45)			69	24	—
Total operating profit	$689	$732	$(214)	$—	$39	$557	$1,246

Pro Forma Adjustments:
(a)
To include Praxair, Inc. consolidated results for the quarter ended June 30, 2018. Note that the results include the performance of Praxair's European industrial gases business through December 3, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format.
(b)
To include Linde AG consolidated results for the quarter ended June 30, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format and adjustments from IFRS to U.S. GAAP.
(c)
To eliminate the results of merger-related divestitures required by regulatory authorities to secure approval for the Merger. These divestitures include the majority of Praxair's European industrial gases business (completed December 3, 2018), a significant portion of Linde AG's America's industrial gases business (completed on March 1, 2019), select assets of Linde AG's South Korean industrial gases business (completed April 30, 2019), as well as certain divestitures of other Praxair and Linde AG businesses in Asia that are currently expected to be sold in 2019.
(d)
To include preliminary purchase accounting adjustments for the period from January 1, 2018 to October 30, 2018 (prior to the Merger). This relates to (i) additional depreciation and amortization related to the increased value of of property, plant and equipment and increased basis of intangible assets, (ii) interest expense impacts related to the fair value of debt, (iii) the tax impacts related to the non-GAAP adjustments above, (iv) income from equity investments equity related to the fair value of equity investments, and (v) noncontrolling interests adjustments related to the fair value adjustments above. Purchase accounting impacts are not included in the definition of segment operating profit; therefore, no pro forma adjustment is required for segment reporting.
(e)
To eliminate sales between Praxair and Linde AG for the period prior to the Merger date at October 31, 2018 (January 1, 2018 to October 30, 2018).
(f)
To eliminate the transaction costs and other charges related to the Merger.
(g)
To reflect the income tax impact of the above pro forma adjustments.
(h)
To reflect the impact on diluted shares outstanding and diluted EPS related to ordinary shares issues to Linde AG shareholders in connection with the Merger.
(i)
To eliminate other (income) charges not included in segment operating profit, primarily related to a gain on a sale of asset in APAC.

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED MARCH 31, 2018 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Pro forma Income Statement Information
	Pro forma Adjustments
	Praxair, Inc. (a)	Linde AG (b)	Divestitures (c)	Purchase Accounting (d)	Other	Total	Pro Forma Linde plc
Sales	$2,983	$5,010	$(1,027)	$—	$(25)(e)	$3,958	$6,941
Cost of sales, exclusive of depreciation	1,661	3,105	(609)		(25)(e)	2,471	4,132
Selling, general and administrative	310	704	(110)			594	904
As a % of Sales	10.4%						13.0%
Depreciation and amortization	311	471	(102)	558		927	1,238
Research and development	24	26				26	50
Cost reduction programs and other charges	19	41			(60)(f)	(19)	—
Other income (expense) - net	(5)	87				87	82
Operating profit	653	750	(206)	(558)	60	46	699
Operating margin	21.9%						10.1%

Net pension and OPEB cost (benefit), excluding service costs	2	(39)	(1)			(40)	(38)
Interest expense - net	46	69	(18)	(25)		26	72
Income taxes	148	171	(24)	(129)	5(g)	23	171
Effective Tax Rate	24.5%					—%	25.7%
Income from equity investments	15	24	(9)	(16)		(1)	14
Noncontrolling interests from continuing operations	(10)	(37)	6	42		11	1
Income from continuing operations	$462	$536	$(166)	$(378)	$55	$47	$509
Diluted shares outstanding	290,809					264,342(h)	555,151
Diluted EPS from continuing operations	$1.59					$(0.67)(h)	$0.92

SEGMENT SALES
Americas	$1,850	$1,267	$(533)	$—	$(16)(e)	$718	$2,568
EMEA	415	1,791	(393)		1(e)	1,399	1,814
APAC	435	1,111	(92)		(7)(e)	1,012	1,447
Engineering	—	663	—		—	663	663
Other	283	178	(9)		(3)(e)	166	449
Segment sales	$2,983	$5,010	$(1,027)	$—	$(25)	$3,958	$6,941

SEGMENT OPERATING PROFIT
Americas	$483	$192	$(97)	$—	$(6)(i)	$89	$572
EMEA	87	438	(82)		(56)(i)	300	387
APAC	106	182	(25)		(7)(i)	150	256
Engineering	—	63	—		(2)(i)	61	61
Other	(4)	(84)	(2)		20(i)	(66)	(70)
Segment operating profit	672	791	(206)	—	(51)	534	1,206
Transaction costs and other charges	(19)	(41)			60	19	—
Total operating profit	$653	$750	$(206)	$—	$9	$553	$1,206

Pro Forma Adjustments:
(a)
To include Praxair, Inc. consolidated results for the quarter ended March 31, 2018. Note that the results include the performance of Praxair's European industrial gases business through December 3, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format.
(b)
To include Linde AG consolidated results for the quarter ended March 31, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format and adjustments from IFRS to U.S. GAAP.
(c)
To eliminate the results of merger-related divestitures required by regulatory authorities to secure approval for the Merger. These divestitures include the majority of Praxair's European industrial gases business (completed December 3, 2018), a significant portion of Linde AG's America's industrial gases business (completed on March 1, 2019), select assets of Linde AG's South Korean industrial gases business (completed April 30, 2019), as well as certain divestitures of other Praxair and Linde AG businesses in Asia that are currently expected to be sold in 2019.
(d)
To include preliminary purchase accounting adjustments for the period from January 1, 2018 to October 30, 2018 (prior to the Merger). This relates to (i) additional depreciation and amortization related to the increased value of of property, plant and equipment and increased basis of intangible assets, (ii) interest expense impacts related to the fair value of debt, (iii) the tax impacts related to the non-GAAP adjustments above, (iv) income from equity investments equity related to the fair value of equity investments, and (v) noncontrolling interests adjustments related to the fair value adjustments above. Purchase accounting impacts are not included in the definition of segment operating profit; therefore, no pro forma adjustment is required for segment reporting.
(e)
To eliminate sales between Praxair and Linde AG for the period prior to the Merger date at October 31, 2018 (January 1, 2018 to October 30, 2018).
(f)
To eliminate the transaction costs and other charges related to the Merger.
(g)
To reflect the income tax impact of the above pro forma adjustments.
(h)
To reflect the impact on diluted shares outstanding and diluted EPS related to ordinary shares issues to Linde AG shareholders in connection with the Merger.
(i)
To eliminate other (income) charges not included in segment operating profit, primarily related to a gain on a sale of asset in APAC.

LINDE PLC AND SUBSIDIARIES
APPENDIX
YEAR TO DATE JUNE 30, 2018 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Pro Forma Income Statement Information
	Pro Forma Adjustments
	Praxair, Inc. (a)	Linde AG (b)	Divestitures (c)	Purchase Accounting (d)	Other	Total	Pro Forma Linde plc
Sales	$6,027	$10,185	$(2,042)	$—	$(51)(e)	$8,092	$14,119
Cost of sales, exclusive of depreciation	3,367	6,352	(1,214)		(51)(e)	5,087	8,454
Selling, general and administrative	617	1,445	(205)			1,240	1,857
As a % of Sales	10.2%	14.2%					13.2%
Depreciation and amortization	622	930	(203)	1,116		1,843	2,465
Research and development	48	52				52	100
Cost reduction programs and other charges	43	86			(129)(f)	(43)	—
Other income (expense) - net	12	162				162	174
Operating profit	1,342	1,482	(420)	(1,116)	129	75	1,417
Operating margin	22.3%						10.0%

Net pension and OPEB cost (benefit), excluding service costs	4	(106)	(1)			(107)	(103)
Interest expense - net	90	103	(36)	(50)		17	107
Income taxes	306	356	(47)	(258)	10(g)	61	367
Effective Tax Rate	24.5%						26.0%
Income from equity investments	29	47	(18)	(32)		(3)	26
Noncontrolling interests from continuing operations	(29)	(73)	12	84		23	(6)
Income from continuing operations	$942	$1,103	$(342)	$(756)	$119	$124	$1,066
Diluted shares outstanding	290,926					264,225(h)	555,151
Diluted EPS from continuing operations	$3.24					$(1.32)(h)	$1.92

SEGMENT SALES
Americas	$3,715	$2,579	$(1,031)	$—	$(35)(e)	$1,513	$5,228
EMEA	850	3,547	(806)		1(e)	2,742	3,592
APAC	895	2,268	(186)		(13)(e)	2,069	2,964
Engineering	—	1,441	—		—	1,441	1,441
Other	567	350	(19)		(4)(e)	327	894
Segment sales	$6,027	$10,185	$(2,042)	$—	$(51)	$8,092	$14,119

SEGMENT OPERATING PROFIT
Americas	$993	$411	$(195)	$—	$(7)(i)	$209	$1,202
EMEA	180	792	(172)		(60)(i)	560	740
APAC	214	402	(49)		(40)(i)	313	527
Engineering	—	144	—		(5)(i)	139	139
Other	(2)	(181)	(4)		31(i)	(154)	(156)
Segment operating profit	1,385	1,568	(420)	—	(81)	1,067	2,452
Cost reduction programs and other charges	(43)	(86)			129	43	—
Total operating profit	$1,342	$1,482	$(420)	$—	$48	$1,110	$2,452

Pro Forma Adjustments:

(a)
To include Praxair, Inc. consolidated results for the six months ended June 30, 2018. Note that the results include the performance of Praxair's European industrial gases business through December 3, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format.
(b)
To include Linde AG consolidated results for the six months ended June 30, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format and adjustments from IFRS to U.S. GAAP.
(c)
To eliminate the results of merger-related divestitures required by regulatory authorities to secure approval for the Merger. These divestitures include the majority of Praxair's European industrial gases business (completed December 3, 2018), a significant portion of Linde AG's America's industrial gases business (completed on March 1, 2019), select assets of Linde AG's South Korean industrial gases business (completed April 30, 2019), as well as certain divestitures of other Praxair and Linde AG businesses in Asia that are currently expected to be sold in 2019.
(d)
To include preliminary purchase accounting adjustments for the period from January 1, 2018 to October 30, 2018 (prior to the Merger). This relates to (i) additional depreciation and amortization related to the increased value of of property, plant and equipment and increased basis of intangible assets, (ii) interest expense impacts related to the fair value of debt, (iii) the tax impacts related to the non-GAAP adjustments above, (iv) income from equity investments equity related to the fair value of equity investments, and (v) noncontrolling interests adjustments related to the fair value adjustments above. Purchase accounting impacts are not included in the definition of segment operating profit; therefore, no pro forma adjustment is required for segment reporting.
(e)
To eliminate sales between Praxair and Linde AG for the period prior to the Merger date at October 31, 2018 (January 1, 2018 to October 30, 2018).
(f)
To eliminate the transaction costs and other charges related to the Merger.
(g)
To reflect the income tax impact of the above pro forma adjustments.
(h)
To reflect the impact on diluted shares outstanding and diluted EPS related to ordinary shares issues to Linde AG shareholders in connection with the Merger.
(i)
To eliminate other (income) charges not included in segment operating profit, primarily related to a gain on a sale of asset in APAC.

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	Second Quarter		First Quarter		Year to date June 30,
	2019	2018	2019	2018	2019	2018
Adjusted Pro Forma Operating Profit and Operating Margin
Reported operating profit	$669	$689	$609	$653	$1,278	$1,342
Pro forma adjustments (a)	59	29	59	46	118	75
Pro forma	728	718	668	699	1,396	1,417
Non-GAAP Adjustments:
Add: Cost reduction programs and other charges	76	—	33	-	109	—
Less: Net gain on sale of businesses	—	(30)	—	(51)	—	(81)
Add: Purchase accounting impacts - Linde AG (d)	515	558	521	558	1,036	1,116
Total adjustments	591	528	554	507	1,145	1,035
Adjusted pro forma operating profit	$1,319	$1,246	$1,222	$1,206	$2,541	$2,452

Reported percentage change	(2.9)%		(6.7)%		(4.8)%
Adjusted pro forma percentage change	5.9%		1.3%		3.6%

Reported sales	$7,204	$3,044	$6,944	$2,983	$14,148	$6,027
Pro forma sales (a)	$7,179	$7,178	$6,914	$6,941	$14,093	$14,119

Reported operating margin	9.3%	22.6%	8.8%	21.9%	9.0%	22.3%
Pro forma operating margin	10.1%	10.0%	9.7%	10.1%	9.9%	10.0%
Adjusted pro forma operating margin	18.4%	17.4%	17.7%	17.4%	18.0%	17.4%

Adjusted Pro Forma Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(24)	$2	$15	$2	$(9)	$4
Pro forma adjustments (a)	—	(67)	(51)	(40)	(51)	(107)
Pro forma	(24)	(65)	(36)	(38)	(60)	(103)
Non-GAAP Adjustments:
Add: Pension plan reorganization charge - net	(10)	—	—	—	(10)	—
Total adjustments	(10)	—	—	—	(10)	—
Adjusted pro forma Net Pension and OPEB cost (benefit), excluding service costs	$(34)	$(65)	$(36)	$(38)	$(70)	$(103)

Adjusted Pro Forma Interest Expense - Net
Reported interest expense - net	$10	$44	$23	$46	$33	$90
Pro forma adjustments (a)	—	(9)	—	26	—	17
Pro forma	10	35	23	72	33	107
Non-GAAP Adjustments:
Add: Purchase accounting impacts - Linde AG (d)	25	25	27	25	52	50
Total adjustments	25	25	27	25	52	50
Adjusted pro forma interest expense - net	$35	$60	$50	$97	$85	$157

Adjusted Pro Forma Income Taxes (b)
Reported income taxes	$169	$158	$140	$148	$309	$306
Pro forma adjustments (a)	11	38	14	23	25	61
Pro forma	180	196	154	171	334	367
Non-GAAP Adjustments:
Add: Purchase accounting impacts - Linde AG (d)	119	129	125	129	244	258
Add: Cost reduction programs and other charges	15	—	5	(1)	20	(1)
Total adjustments	134	129	130	128	264	257
Adjusted pro forma income taxes	$314	$325	$284	$299	$598	$624

Adjusted Pro Forma Effective Tax Rate (b)
Reported income before income taxes and equity investments	$683	$643	$571	$605	$1,254	$1,248
Pro forma adjustments (a)	59	105	110	60	169	165
Pro forma	$742	$748	$681	$665	$1,423	$1,413

Non-GAAP Adjustments:
Add: Purchase accounting impacts - Linde AG (d)	$490	$533	$494	$533	$984	$1,066
Add: Cost reduction programs and other charges	76	—	33	—	109	—
Add: Pension plan reorganization charge - net	10	—	—	—	—	10
Less: Net gain on sale of businesses	—	(30)	—	(51)	—	(81)
Total adjustments	576	503	527	482	1,093	985
Adjusted pro forma income before income taxes and equity investments	$1,318	$1,251	$1,208	$1,147	$2,516	$2,398

Reported Income taxes	$169	$158	$140	$148	$309	$306
Reported effective tax rate	24.7%	24.6%	24.5%	24.5%	24.6%	24.5%

Adjusted pro forma income taxes	$314	$325	$284	$299	$598	$624
Adjusted pro forma effective tax rate	23.8%	26.0%	23.5%	26.1%	23.8%	26.0%

Income from Equity Investments
Reported income from equity investments	$28	$14	$34	$15	$62	$29
Pro forma adjustments (a)	—	(2)	—	(1)	—	(3)
Pro forma	28	12	34	14	62	26
Non-GAAP Adjustments:
Add: Purchase accounting impacts - Linde AG (d)	14	16	14	16	28	32
Total adjustments	14	16	14	16	28	32
Adjusted pro forma income from equity investments	$42	$28	$48	$30	$90	$58
Adjusted Pro Forma Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(29)	$(19)	$(30)	$(10)	$(59)	$(29)
Pro forma adjustments (a)	—	12	—	11	—	23
Pro forma	(29)	(7)	(30)	1	(59)	(6)
Non-GAAP adjustments:
Add: Purchase accounting impacts - Linde AG (d)	(17)	(42)	(15)	(42)	(32)	(84)
Total adjustments	(17)	(42)	(15)	(42)	(32)	(84)
Adjusted pro forma noncontrolling interests from continuing operations	$(46)	$(49)	$(45)	$(41)	$(91)	$(90)

Adjusted Pro Forma Income from Continuing Operations (c)
Reported income from continuing operations	$513	$480	$435	$462	$948	$942
Pro forma adjustments (a)	48	77	96	47	144	124
Pro forma	561	557	531	509	1,092	1,066

Non-GAAP adjustments:
Add: Cost reduction programs and other charges	71	—	28	—	99	—
Less: Gain on sale of business	—	(30)	—	(50)	—	(80)
Add: Purchase accounting impacts - Linde AG	368	378	368	378	736	756
Total adjustments	439	348	396	328	835	676
Adjusted pro forma income from continuing operations	$1,000	$905	$927	$837	$1,927	$1,742

Adjusted Pro Forma Diluted EPS from Continuing Operations (c)
Reported diluted EPS from continuing operations	$0.94	$1.65	$0.79	$1.59	$1.73	$3.24
Pro forma adjustments (a)	0.09	(0.65)	0.18	(0.67)	0.27	(1.32)
Pro forma	1.03	1.00	0.97	0.92	2.00	1.92

Non-GAAP adjustments:
Add: Cost reduction programs and other charges	0.13	—	0.05	—	0.18	—
Less: Gain on sale of business	—	(0.05)	—	(0.09)	—	(0.14)
Add: Purchase accounting impacts - Linde AG	0.67	0.68	0.67	0.68	1.34	1.36
Total adjustments	0.80	0.63	0.72	0.59	1.52	1.22
Adjusted pro forma diluted EPS from continuing operations	$1.83	$1.63	$1.69	$1.51	$3.52	$3.14

Adjusted Pro Forma EBITDA and % of Sales
Income from continuing operations	$513	$480	$435	$462	$948	$942
Add: Noncontrolling interests related to continuing operations	29	19	30	10	59	29
Add: Net pension and OPEB cost (benefit), excluding service cost	(24)	2	15	2	(9)	4
Add: Interest expense	10	44	23	46	33	90
Add: Income taxes	169	158	140	148	309	306
Add: Depreciation and amortization	1,195	311	1,223	311	2,418	622
EBITDA from continuing operations	1,892	1,014	1,866	979	3,758	1,993
Pro forma adjustments:
Add: Linde AG consolidated results	—	1,214	—	1,245	—	2,459
Add: Purchase accounting impacts - Linde AG	—	(16)	10	(16)	10	(32)
Add: Cost reduction programs and other charges	65	69	56	60	121	129
Less: Divestitures	(6)	(324)	(7)	(317)	(13)	(641)
Pro forma adjustments	59	943	59	972	118	1,915
Pro forma EBITDA from continuing operations	1,951	1,957	1,925	1,951	3,876	3,908
Non-GAAP adjustments:
Less: Gain on sale of business	—	(30)	—	(51)	—	(81)
Add: Cost reduction programs and other charges	76	—	33	—	109	—
Add: Purchase accounting impacts - Linde AG	14	16	14	16	28	32
Adjusted pro forma EBITDA from continuing operations	$2,041	$1,943	$1,972	$1,916	$4,013	$3,859

Reported sales	$7,204	$3,044	$6,944	$2,983	$14,148	6,027
Pro forma sales	$7,179	$7,178	$6,914	$6,941	$14,093	14,119
% of sales
EBITDA from continuing operations	26.3%	33.3%	26.9%	32.8%	26.6%	33.1%
Pro forma EBITDA from continuing operations	27.2%	27.3%	27.8%	28.1%	27.5%	27.7%
Adjusted pro forma EBITDA from continuing operations	28.4%	27.1%	28.5%	27.6%	28.5%	27.3%

(a)
See pro forma Income Statement Information in the preceding sections.
(b)
The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
(c)
Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.
(d)
The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis, the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment-level. Therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.

A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:

Adjusted Operating Profit and Margin: The $515 million and $1,046 million purchase accounting adjustments for the quarter and six-months ended June 30, 2019, respectively, includes (i) no adjustment for the quarter and a $10 million adjustment for the six-months ended June 30, 2019 for the increase in cost of sales related to the fair value step up of inventories acquired in the merger (included as a pro forma adjustment), and (ii) a $515 million $1,036 million increase for the quarter and six-months ended June 30, 2019, respectively in depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger.

Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.

Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.

Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.

2019		2018
Q2	Q1	Q4

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$13,957	$14,146	$15,296
Less: Cash and cash equivalents	(2,686)	(5,791)	(4,466)
Net debt	11,271	8,355	10,830
Less: Purchase accounting impacts - Linde AG	(243)	(262)	(291)
Adjusted net debt	$11,028	$8,093	$10,539